U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2010

Date of Report (Date of earliest event reported)

Commission File No. 333-127388

Zoro Mining Corp. (Exact name of registrant as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 North Campbell Ave. #110 Tucson, Arizona 85719 (Address of principal executive offices)

(520) 989-0022 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on August 23, 2010, the Board of Directors of Zoro Mining Corp., a corporation organized under the laws of the State of Nevada (the “Company”) authorized August 17, 2010 as the Commencement Date and effectiveness of activities under an Investor Relations Consulting Agreement with Bravo International Services (“Bravo”.)

Bravo’s services will include, building Zoro’s investment audience through the dissemination of corporate data packages, broker presentations, broker communications, mining analyst communications, attending trade shows and handling shareholder enquiries regarding the Company.  Under the Investor Relations Consulting Agreement, the Company is obligated to compensate Bravo $7,500 per month for nine (9) months from the Commencement Date and deliver Bravo Two Hundred Thousand (200,000) shares of the Company’s common stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Press Release Dated August 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.

DATE: August 26, 2010.	/s/ Andrew Brodkey
Name: Andrew Brodkey Title: President/Chief Executive Officer